UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2013

REVOLUTIONS MEDICAL CORPORATION.
(Exact name of registrant as specified in its charter)

Nevada	000-28629	73-1526138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

670 Marina Drive, 3rd Floor Charleston, SC 29492
(Address of Principal Executive Offices)

(843) 971-4848
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

As of April 26, 2013 (the “Effective Date”), Revolutions Medical Corporation (the “Company”) finalized a securities purchase agreement (the “Purchase Agreement”) with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”).  Pursuant to the terms of the Purchase Agreement, TCA shall purchase from the Company up to $2,000,000 of senior secured convertible redeemable debentures (the “Debentures”).  The Debentures shall be purchased in a series of closings and pursuant to the first such closing, as of the Effective Date, TCA purchased that certain senior convertible redeemable debenture (the "First Debenture") in the amount of $250,000 (the “First Closing”).  The Company’s obligations to TCA under the Debentures are secured by that certain security agreement granting TCA an unconditional and continuing first priority security interest in all of the Company’s assets (the "Security Agreement") and that certain stock pledge agreement granting TCA a continuing and first priority security interest in certain stock of the Company (the "Pledge Agreement").

Under the Purchase Agreement, as consideration for advisory services provided by TCA to the Company prior to the Effective Date, the Company shall pay to TCA a fee by issuing to TCA that number of shares of the Company’s common stock that equal a dollar amount of $100,000 (the “Advisory Fee Shares”).  It is the intention of the Company and TCA that the value of the Advisory Fee Shares shall equal $100,000.  In the event the value of the Advisory Fee Shares issued to TCA does not equal $100,000 after the sale of all Advisory Fee Shares, the Purchase Agreement provides for an adjustment provision allowing for necessary action to adjust the number of shares issued.  Additionally, TCA shall receive certain other fees pursuant to the Purchase Agreement.

The descriptions of the Purchase Agreement, the First Debenture, the Security Agreement and the Pledge Agreement set forth above are qualified in their entirety by reference to the full text of each such agreement.

Item 3.02  Unregistered Sales of Equity Securities

Item 1.01 above is hereby incorporated by reference.

The Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended, for the private placement of our securities under the Purchase Agreement pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder.  The transaction does not involve a public offering, TCA is an “accredited investor” and/or qualified institutional buyer and TCA has access to information about us and its investment.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVOLUTIONS MEDICAL CORPORATION

Date: May 9, 2013	By:	/s/ Rondald L. Wheet
Rondald L. Wheet
Chief Executive Officer